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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

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                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


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                    Donaldson, Lufkin & Jenrette, Inc.

            (Exact name of issuer as specified in its charter)


               Delaware                                 13-1898818
(State of incorporation or organization)             (I.R.S. Employer
                                                    Identification No.)
            277 Park Avenue
           New York, New York                              10172
(Address of principal executive offices)                 (zip code)


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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please
check the following box.     [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following
box.    [ ]


     Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of Each Class                    Name of Each Exchange on Which
                  to be so Registered                    Each Class is to be Registered
-----------------------------------------------------    ------------------------------
   Fixed/Adjustable Rate Cumulative Preferred Stock,        New York Stock Exchange
          Series B, par value $0.01 per share



     Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
                             (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered

      For a full description of the fixed/adjustable rate cumulative preferred stock, Series B (the "Series B Preferred Stock") being registered hereby, reference is made to the information contained under the heading "Description of Capital Stock" contained in the prospectus dated December 3, 1996 included in the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-40925) and the information contained under the heading "Description of Preferred Stock" in the prospectus supplement relating to the Series B Preferred Stock filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and Prospectus Supplement are incorporated herein by reference.


Item 2.  Exhibits

      The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part I to the Instructions as to Exhibits on Form 8-A have been duly filed with the New York Stock Exchange:

      1. Prospectus dated December 3, 1996, included in the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-40925) and the related prospectus supplement relating to the Series B Preferred Stock and hereby incorporated by reference.

      2. Form of Certificate of Designation with respect to the Series B Preferred Stock.


                                 SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     Donaldson, Lufkin & Jenrette, Inc.




Date: January 8, 1998                By: /s/ Charles J. Hendrickson
                                         ----------------------------------
                                         Name:  Charles J. Hendrickson
                                         Title: Senior Vice President